Exhibit 4.1

KRAFT HEINZ FOODS COMPANY,

as Issuer,

THE KRAFT HEINZ COMPANY,

as Guarantor,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee,

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of June 15, 2018

to

INDENTURE

Dated as of July 1, 2015

Relating to

$300,000,000 3.375% Senior Notes due 2021

$1,600,000,000 4.000% Senior Notes due 2023

$1,100,000,000 4.625% Senior Notes due 2029

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 15, 2018 (the “Supplemental Indenture”), among Kraft Heinz Foods Company (formerly known as H. J. Heinz Company) (the “Company” or the “Issuer”), a Pennsylvania limited liability company, The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation) (“Kraft Heinz” or the “Guarantor”), a Delaware corporation, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”) to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 1, 2015 (the “Base Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of three series of notes to be known respectively as its 3.375% Senior Notes due 2021 (the “2021 Notes”), its 4.000% Senior Notes due 2023 (the “2023 Notes”) and its 4.625% Senior Notes due 2029 (the “2029 Notes” and, collectively with the 2021 Notes and the 2023 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);

WHEREAS, pursuant to the Base Indenture, the Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis (the “Guarantee”) by Kraft Heinz; and

WHEREAS, the Company and Kraft Heinz have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to the second paragraph of Section 2.01.

“Base Indenture” has the meaning provided in the recitals.

“Depositary” has the meaning provided in Section 2.03.

“Indenture” has the meaning provided in the recitals.

“Initial Notes” means the aggregate principal amount of each series of Notes issued on the date hereof, as specified in the first paragraph of Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the Additional Notes, if any.

“Par Call Date” means (i) May 15, 2023 for any 2023 Notes (the date that is one month prior to the maturity date of the 2023 Notes) and (ii) October 30, 2028 for any 2029 Notes (the date that is three months prior to the maturity date of the 2029 Notes).

“Record Date” has the meaning provided in Section 2.04.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on the Notes (excluding accrued but unpaid interest) to the maturity date or, if applicable, the applicable Par Call Date that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the applicable Notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Supplemental Indenture” has the meaning provided in the preamble.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to the maturity date or, if applicable, the Par Call Date; provided, however, that if the period from the redemption date to the maturity date, or if applicable, the Par Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” has the meaning provided in the preamble.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount.

The Notes are hereby authorized and are respectively designated the 3.375% Senior Notes due 2021, the 4.000% Senior Notes due 2023 and the 4.625% Senior Notes due 2029, each unlimited in aggregate principal amount. The 2021 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $300,000,000, the 2023 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $1,600,000,000 and the 2029 Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $1,100,000,000, which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture.

In addition, without the consent of the Holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, issue price, and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes); provided that if such Additional Notes are not fungible with such Notes issued on the date hereof for United States federal income tax purposes, the Additional Notes will be issued under a separate CUSIP number. Any Additional Notes having similar terms, together with the Notes issued on the date hereof, shall constitute a single series of notes under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Section 2.02. Maturity.

(a) Unless an earlier redemption has occurred, the principal amount of the 2021 Notes shall mature and be due and payable, together with any accrued interest thereon, on June 15, 2021.

(b) Unless an earlier redemption has occurred, the principal amount of the 2023 Notes shall mature and be due and payable, together with any accrued interest thereon, on June 15, 2023.

(c) Unless an earlier redemption has occurred, the principal amount of the 2029 Notes shall mature and be due and payable, together with any accrued interest thereon, on January 30, 2029.

Section 2.03. Form and Payment.

The Notes shall be issued as global notes, in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Supplemental Indenture.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, Kraft Heinz and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).

The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

Section 2.04. Interest.

Interest on the Notes shall accrue from June 15, 2018. Interest on the 2021 Notes shall accrue at the rate of 3.375% per annum, interest on the 2023 Notes shall accrue at the rate of 4.000% per annum, and interest on the 2029 Notes shall accrue at the rate of 4.625% per annum. Interest on the 2021 Notes and the 2023 Notes shall be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2018, and interest on the 2029 Notes shall be payable semi-annually in arrears on January 30 and July 30 of each year, beginning on January 30, 2019 (with respect to each applicable series of Notes, each such applicable date, an “Interest Payment Date”). Interest on the 2021 Notes and the 2023 Notes shall be payable to the Holders in whose names the 2021 Notes or the 2023 Notes, as applicable, are registered at the close of business on the preceding June 1 and December 1, and interest on the 2029 Notes shall be payable to the Holders in whose names the 2029 Notes are registered at the close of business on the preceding January 15 and July 15 (with respect to each applicable series of Notes, each such applicable date, a “Record Date”). Interest on the Notes shall be computed on the basis of a 360 day year comprising twelve 30 day months.

ARTICLE THREE

REDEMPTION

Section 3.01. Optional Redemption.

At any time and from time to time, the Company may at its option redeem the Notes of any series, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of Holders of the Notes to be redeemed on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to such redemption date; provided that if the Company redeems any 2023 Notes or 2029 Notes on or after the applicable Par Call Date, the redemption price for such Notes to be redeemed will equal 100% of the aggregate principal amount of such Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

In determining the present values of the Remaining Scheduled Payments, the Company will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points for any 2021 Notes, 20 basis points for any 2023 Notes and 30 basis points for any 2029 Notes.

Section 3.02. Selection and Notice of Redemption.

Notice of any redemption of any series of Notes in connection with a corporate transaction (including an equity offering, an incurrence of indebtedness or a change of control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select the Notes of such series for redemption (a) on a pro rata basis (or as nearly as practicable) if the Notes are represented by physical certificates or (b) by lot or such other similar method in accordance with the procedures of the Depositary if the Notes are represented by global certificates.

Notes of $2,000 or less will be redeemed in whole and not in part. Notices of redemption will be mailed by first-class mail to each Holder of Notes to be redeemed at its registered address, or delivered electronically, at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancelation of the original Note. In the case of a global note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption shall become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.

ARTICLE FOUR

Section 4.01. Consolidation, Merger, Conveyance or Transfer.

For the avoidance of doubt, Section 801 of the Base Indenture will not apply to transactions by and among the Issuer, the Guarantor and their respective Subsidiaries.

ARTICLE FIVE

Section 5.01. Limitation on Liens.

For the avoidance of doubt, an increase in the amount of indebtedness in connection with any accrual of interest, accretion of original issue discount, payment of interest in the form of additional indebtedness with the same terms and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness, shall not constitute an assumption, incurrence or guarantee for the purposes of Section 1007 of the Base Indenture, so long as the original Liens securing such indebtedness were permitted under the Indenture.

ARTICLE SIX

MISCELLANEOUS

Section 6.01. Application of Supplemental Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02. Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 6.03. Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 6.04. Governing Law; Waiver of Jury Trial.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, KRAFT HEINZ AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 6.05. Successors.

All agreements of the Company and Kraft Heinz in the Base Indenture, this Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 6.06. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6.07. Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Company and Kraft Heinz and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

KRAFT HEINZ FOODS COMPANY

By:	/s/ Yang Xu
Name: Yang Xu
Title: Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

THE KRAFT HEINZ COMPANY

By:	/s/ Yang Xu
Name: Yang Xu
Title: Treasurer

[Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the Trustee has caused this instrument to be duly executed.

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ James Briggs
Name: James Briggs
Title: Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

Form of Global Note representing the Notes

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED THAT EITHER (1) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR AN ENTITY DEEMED TO HOLD THE “PLAN ASSETS” OF SUCH PLANS (AN “ERISA PLAN”) OR A U.S. EMPLOYEE BENEFIT PLAN OR RETIREMENT ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (COLLECTIVELY, WITH ERISA PLANS, A “PLAN”) OR AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO NON-U.S., STATE, LOCAL OR OTHER FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE (“SIMILAR LAW”), OR (2)(I) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND, (II) IF IT IS A PLAN, THE DECISION TO PURCHASE THIS SECURITY OR ANY INTEREST HEREIN HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUER, THE UNDERWRITERS AND THEIR RESPECTIVE AFFILIATES (THE “TRANSACTION

PARTIES”), WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THIS SECURITY OR ANY INTEREST HEREIN, (B) IS NOT AN INDIVIDUAL RETIREMENT ARRANGEMENT (“IRA”) OWNER (IN THE CASE OF AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE INVESTMENT IN THIS SECURITY OR ANY INTEREST HEREIN, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH PLAN IN THIS SECURITY OR ANY INTEREST HEREIN, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) THE PLAN FIDUCIARY IS NOT PAYING ANY FEE OR OTHER COMPENSATION TO THE TRANSACTION PARTIES FOR INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN AND (G) ACKNOWLEDGES THAT THE TRANSACTION PARTIES HAVE A FINANCIAL INTEREST IN THE PURCHASER’S INVESTMENT IN THIS SECURITY OR ANY INTEREST HEREIN. NOTWITHSTANDING ANY PROVISION HEREIN, CLAUSE (2)(II) OF THE FOREGOING SENTENCE SHALL NOT APPLY TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE U.S. DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED OR OTHERWISE REVOKED, REPEALED OR NO LONGER EFFECTIVE.

No. [ ]

KRAFT HEINZ FOODS COMPANY

% SENIOR NOTE DUE 20

representing

$

CUSIP:

ISIN:

Kraft Heinz Foods Company (formerly known as H. J. Heinz Company), a Pennsylvania limited liability company (hereinafter called the “Company” or the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $    on    , , and to pay interest thereon from June 15, 2018 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                and                in each year, commencing                ,                 , at the rate of                % per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be                or                (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Signature Page Follows

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

KRAFT HEINZ FOODS COMPANY

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated: June 15, 2018.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

(Reverse of Note)

KRAFT HEINZ FOODS COMPANY

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is initially limited in aggregate principal amount to $                (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an Indenture dated as of July 1, 2015 between the Company, as issuer, The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation), as guarantor (“Kraft Heinz”), and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as Trustee (the “Base Indenture”), as supplemented by the Seventh Supplemental Indenture, dated as of June 15, 2018, among the Company, Kraft Heinz and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as the    % Senior Notes due 20    (the “Notes”).

The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price, issue date and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional notes. Any additional notes having such similar terms, together with the Notes, shall constitute a single series of notes under the Indenture. No additional notes may be issued if an Event of Default has occurred with respect to the Notes.

Guarantee

Pursuant to Article Fourteen of the Base Indenture, the Company’s obligations under the Indenture with respect to the Notes shall be guaranteed on a senior unsecured basis by Kraft Heinz. Kraft Heinz shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder pursuant to Section 1406 of the Base Indenture.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has previously or concurrently delivered an unconditional (or conditional solely with respect to the consummation of the applicable Change of Control Triggering Event) redemption notice with respect to all the outstanding Notes as described in Section 3.01 of the Supplemental Indenture,

Holders may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer (the “Change of Control Offer”) of payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued but unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will deliver a notice to each Holder of the Notes, electronically or by first class mail at the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depositary, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws, rules and regulations thereunder to the extent those laws, rules and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the Change of Control provisions of the Notes, the Company will comply with the applicable securities laws, rules and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if (1) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Notes of this series validly tendered and not validly withdrawn pursuant to such Change of Control Offer or (2) a notice of redemption of all outstanding Notes has, prior to or concurrently with such Change of Control Triggering Event, been given pursuant to the Indenture as described in

Section 1108 of the Base Indenture or Section 3.01 of the Supplemental Indenture, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Notwithstanding the provisions set forth in Section 902 of the Base Indenture, the provisions of this Note relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified prior to the occurrence of a Change of Control Triggering Event with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating (as defined below) by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control (as defined below) until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee and the Paying Agent in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of Kraft Heinz and its Subsidiaries taken as a whole to any Person (as defined below) or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than to the Company or one of its wholly owned Subsidiaries or one or more Permitted Holders (as defined below); (2) the approval by the holders of the common stock of Kraft Heinz of any plan or proposal for the liquidation or dissolution of Kraft Heinz (whether or not otherwise in compliance with the provisions of the Indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner (as defined in Rules 13d-3 (without giving effect to the proviso in clause (d)(1)(i) thereof) and 13d-5 under the Exchange Act as in effect on the original issuance date of the Notes), directly or indirectly, of more than 50% of the then-outstanding number of shares of the voting stock of Kraft Heinz; or (4) Kraft Heinz ceasing to own, directly or indirectly, 100% of the issued and outstanding shares of voting stock of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Permitted Holders” means, collectively, (1) 3G Capital, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (2) Berkshire Hathaway, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (3) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, (4) the members of management of Kraft Heinz (or any parent entity of Kraft Heinz) or its Subsidiaries who are holders of capital stock of Kraft Heinz or of any parent entity of Kraft Heinz on the original issuance date of the Notes, (5) any Person who is acting solely as an underwriter in connection with a public or private offering of capital stock of any parent entity of Kraft Heinz or Kraft Heinz, acting in such capacity, and (6) any Group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such Group and without giving effect to the existence of such Group or any other Group, the Persons referred to in clauses (1) through (4) above collectively have beneficial ownership of more than 50% of the total voting power of the voting stock of Kraft Heinz or any of its direct or indirect parent entities held by such Group.

“Person” has the meaning set forth in the Indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Payment of Additional Amounts

Section 1010 of the Base Indenture shall not be applicable to the Notes.

Redemption for Tax Reasons

Section 1108 of the Base Indenture shall not be applicable to the Notes.

Optional Redemption

The Notes are subject to redemption at the option of the Company as described in Section 3.01 of the Supplemental Indenture.

Defeasance; Satisfaction and Discharge

The Indenture contains provisions for discharge or defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

The Company’s obligations under the Indenture with respect to Notes may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on the Indenture.

Events of Default

If an Event of Default (other than an Event of Default described in Section 501(4) or 501(5) of the Base Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 501(4) or 501(5) occurs with respect to the Company or Kraft Heinz, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

Amendments

Without notice to or the consent of the Holders of the Notes, the Indenture and the Notes may be amended, supplemented or otherwise modified by the Company, the Guarantors, as applicable, and the Trustee as provided in the Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Payment

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Transfer, Registration and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon due or one or more new notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are not subject to a sinking fund.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall prevail.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Kraft Heinz Foods Company with full power of substitution in the premises.

Dated: _________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Company pursuant to a Change of Control, state the amount you elect to have purchased:

$____________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: ____________

Your Signature:

(Sign exactly as your name appears on the face of
this Note)

Tax Identification No.:

Signature Guarantee*: __________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $                . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian